UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
____________________________________________

Filed by the Registrant.  ☒                               Filed by a Party other than the Registrant.  ☐
Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
☒	Definitive Additional Materials
Meta Platforms, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Information Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Availability of Materials

META PLATFORMS, INC.

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. **This notice provides instructions on how to access Meta Platforms, Inc. materials for informational purposes only.**

You may view the materials online at *www.materialnotice.com* and easily request a paper or e-mail copy (see reverse side).

See the reverse side for instructions on how to access materials.

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Materials Available to VIEW or RECEIVE: →

How to View Online:
Visit: *www.materialnotice.com*. Have the information that is printed in the box marked by the arrow above.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.materialnotice.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@materialnotice.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

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THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The purpose of the Information Statement is to inform you of action taken by holders of a majority of the voting power of the outstanding shares of capital stock of Meta Platforms, Inc. (the "Company") by written consent to (i) amend and restate the Company's Amended and Restated Certificate of Incorporation (the "Charter"), to be effective as of January 19, 2027 (the "Charter Effective Date"), to, among other things, establish a new class of capital stock, which will be known as Class C common stock (as so amended and restated, the "Restated Charter"), and (ii) amend and restate the Meta Platforms, Inc. 2025 Equity Incentive Plan to, among other things, provide that shares available for issuance thereunder can consist of either shares of our Class A common stock or shares of our new Class C common stock, as further described in the Information Statement (the "Equity Plan Amendment"). The Restated Charter and the Equity Plan Amendment are each described in more detail in the Information Statement.

The action by written consent constitutes the only shareholder approval required to approve the Restated Charter and the Equity Plan Amendment under the General Corporation Law of the State of Delaware, the Charter, and our Bylaws. The Board is not soliciting your proxy or consent in connection with the Restated Charter and the Equity Plan Amendment and no proxies or consents are being requested from shareholders. The Information Statement is being distributed and made available on or about November 2, 2026 to shareholders of record as of October 20, 2026, the record date for shareholder approval of the Restated Charter and the Equity Plan Amendment.

The Company filed the Restated Charter with the Secretary of State of the State of Delaware on October 21, 2026, but the Restated Charter will not be effective until the Charter Effective Date. The Equity Plan Amendment also will be effective upon the Charter Effective Date.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement.

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